Exhibit 23.2

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference and use in this Registration Statement on Form S-3 of First Community Corporation of our reports dated January 13, 2006, relating to our audit of the consolidated financial statements, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to our firm under the captions “Experts” in the Prospectus.

/s/ Clifton D. Bodiford, CPA
Clifton D. Bodiford, CPA

Columbia, South Carolina

February 11, 2009